Exhibit 99.1

For Immediate Release            Contact:  For Extended Stay America, Inc.
                                           Corry W. Oakes III, President and COO
                                           James A. Ovenden, CFO
                                           (864) 573-1600


          Extended Stay America, Inc. Announces Quarterly Cash Dividend
                                 to Stockholders

Spartanburg, SC - April 14, 2004 - Extended Stay America, Inc. (NYSE: ESA), a leading provider of extended stay lodging, today announced that its Board of Directors declared a cash dividend of $0.04 per share payable on May 4, 2004, to stockholders of record on April 16, 2004.

As previously announced, on March 5, 2004 ESA entered into a merger agreement with affiliates of The Blackstone Group that provides for the acquisition of ESA by affiliates of The Blackstone Group for $19.625 per share. ESA will hold a special meeting of stockholders on Friday, May 7, 2004, at 10:00 a.m. Eastern Standard Time, at 100 Dunbar Street, Spartanburg, SC, for the purpose of voting on the adoption of the merger agreement. Stockholders of record of ESA as of the close of business on Thursday, April 8, 2004, will be entitled to vote at the special meeting. Completion of the merger is subject to satisfaction of certain conditions, including obtaining stockholder approval of the merger agreement between ESA and affiliates of The Blackstone Group and satisfying the other conditions to the merger.

In connection with the proposed merger, the Company filed a definitive proxy statement with the Securities and Exchange Commission on April 9, 2004. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ON THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by the Company at the Securities and Exchange Commission's web site at www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company, Attention: Corry W. Oakes, III, 100 Dunbar Street, Spartanburg, SC 29306, Telephone: (864) 573-1615.

Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in the Company's SEC filings.